Exhibit 99.1

ATG Expects Full-Year 2007 Results to Exceed Revenue and Cash Flow from Operations Guidance

CAMBRIDGE, Mass.--(BUSINESS WIRE)--ATG (Art Technology Group, Inc., NASDAQ: ARTG), the leading e-commerce platform provider, today announced that it expects its financial results for the full-year 2007 to exceed previously stated guidance.

“We are extremely pleased that our 2007 financial results exceeded our annual guidance.” stated Bob Burke, ATG’s president and CEO. “Our financial performance throughout the year reflects the ongoing strong demand for ATG’s offerings as companies invest in their e-commerce solutions.”

ATG anticipates total revenue in the range of $136 million to $137 million for the full-year 2007, exceeding prior guidance of $130 million to $133 million. This compares with full-year 2006 revenue of $103.2 million and represents year-over-year growth of 32% to 33%.

Cash flow from operations for the full-year 2007 is expected to be in the range of $25.5 million to $26.5 million, exceeding prior guidance of $24 million to $25 million.

ATG expects a net loss for the full-year 2007, in accordance with United States Generally Accepted Accounting Principles (GAAP), to be in the range of $5.0 million to $6.0 million, inline with prior guidance of $5.0 million to $7.0 million.

These results are based on preliminary information and are subject to change. ATG plans to announce final fourth quarter and full-year 2007 results and provide 2008 guidance on February 5, 2008. As previously announced, ATG will host a conference call on February 5, 2008 at 10:00 a.m., ET, that can be accessed by dialing (866) 723-3575 (or (706) 634-8872 for international calls) and using conference ID No. 29884026. A live Web cast of the call may be accessed at www.atg.com.

About ATG

ATG (Art Technology Group, Inc., NASDAQ: ARTG) makes the software and delivers the on demand solutions that the world's most customer-conscious companies use to power their e-commerce web sites, attract prospects, convert them to buyers and ensure their satisfaction so they become loyal, repeat, profitable customers. Our e-commerce suite is ranked the #1 current offering and #1 in strategy by the industry's most influential analyst firms, and powers more of the top 300 internet retailers than any other vendor. Our eStara brand provides customer interaction solutions to enhance conversions and customer support, and delivers the world's most widely used click-to-call service. ATG's solutions are used by over 900 major brands, including Amazon, American Eagle Outfitters, AOL, AT&T, Best Buy, B&Q, Cabela’s, Carrefour, Cingular, Coca Cola, Continental Airlines, CVS, Dell, DirecTV, El Corte Ingles, Expedia, France Telecom, Harvard Business School Publishing, Hewlett-Packard, Hilton, HSBC, Intuit, Macy's, Meredith, Microsoft, Neiman Marcus, New York & Company, Nokia, OfficeMax, PayPal, Philips, Procter & Gamble, Sears, Sony, Symantec, Target, T-Mobile, Urban Outfitters, Verizon, Viacom, Vodafone and Walgreens. The company is headquartered in Cambridge, Massachusetts, with additional locations throughout North America and Europe. For more information about ATG, please visit www.atg.com.

This press release contains forward-looking statements about the company’s estimated revenue and earnings. These statements involve known and unknown risks and uncertainties that may cause ATG’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks include the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG’s software and services; financial and other effects of cost control measures; quarterly fluctuations in ATG’s revenues or other operating results; customization and deployment delays or errors associated with ATG’s products; the risk of longer sales cycles for ATG’s products and ATG’s ability to conclude sales based on purchasing decisions that are delayed; satisfaction levels of customers regarding the implementation and performance of ATG’s products; ATG’s need to maintain, enhance, and leverage business relationships with resellers and other parties who may be affected by changes in the economic climate; ATG’s ability to attract and maintain qualified executives and other personnel and to motivate employees; activities by ATG and others related to the protection of intellectual property; potential adverse financial and other effects of litigation (including intellectual property infringement claims) and the release of competitive products and other activities by competitors. Further details on these risks are set forth in ATG’s filings with the Securities and Exchange Commission (SEC), including the company’s annual report on Form 10-K for the period ended December 31, 2006, and its quarterly report on Form 10-Q for the period ended September 30, 2007, as filed with the SEC. These filings are available free of charge on a website maintained by the SEC at http://www.sec.gov.

CONTACT:
Art Technology Group, Inc.
Kim Maxwell, 617-386-1006
Director, Investor Relations
kmaxwell@atg.com